SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.
                                  20549



                                 Form 8-K




          Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



               Date of Report      December 30, 1997
               (Date of Earliest Event Reported)



               Registrant;
Commission     State of Incorporation          IRS Employer
File No.       Address and Telephone No.     Identification No.


1-9760         Atlantic Energy, Inc.              22-2871471
               (New Jersey)
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4500



1-3559         Atlantic City Electric Company     21-0398280
               (New Jersey)
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4100

Item 5.   Other Events

     The following information updates certain matters previously reported under Part I, Item 1- Business of the Annual Report on Form 10-K for the year ended December 31, 1996 for Atlantic Energy, Inc. and Atlantic City Electric Company, as amended and supplemented by Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and Current Reports on Form 8-K dated January 6, 1997, January 27, 1997, January 31, 1997, March 24, 1997 and July 15, 1997.

Competition

     On December 30, 1997, the New Jersey Board of Public Utilities
(BPU) approved the merger between Atlantic Energy, Inc. (Atlantic) and Delmarva Power and Light (Delmarva). Under the terms of the approval, approximately 75 percent of the total average projected $21.12 million annual merger savings for New Jersey ratepayers, or $15.75 million, will be returned to customers, for an overall merger-related rate reduction of 1.7 percent.

     In addition to the approval given by the BPU, the merger has also been approved by the Delaware Public Service Commission, the Maryland Public Service Commission, the Virginia State Corporation Commission, the Pennsylvania Public Utilities Commission and the Federal Energy Regulatory Commission. Approval of the merger in each of the state commissions has resulted in the following retail base rate decreases:


                        Annualized
Retail Electric         Revenue
                        Decrease           Effective Date
Delaware               $7.5mil (1.5%)      as of Merger
Delaware               $0.6mil (0.1%)      one year after merger
Delaware               $0.4mil (0.1%)      two years after merger
Maryland               $3.5mil (1.3%)      as of merger date
Virginia               $0.4mil (1.5%)      as of merger date
New Jersey            $10.75mil(1.2%)      as of merger date
                                           net of PBOP increase
Retail Gas
Delaware gas          $0.5mil (0.5%)       two years after merger

     In addition, the company will contribute $340,000 per year to certain economic development and societal programs in Maryland for three years after the merger.

     The merger still needs to be approved by the Nuclear
Regulatory Commission and the Securities and Exchange Commission.
The companies are hopeful that the merger will be concluded early in 1998.

     At its December 17, 1997 agenda meeting, the BPU also approved a rate increase of $5.025 million for expenses related to post retirement benefits other than pensions (PBOP). At that meeting, the BPU deferred its decision as to the timing of the increase until its agenda meeting of December 30, 1997. At its December 30, 1997 meeting the BPU approved an effective date of January 1, 1998. This increase is to be offset by a rate decrease of $5.025 million reflecting a portion of the $15.75 million in merger related savings.

     The net result of the merger-related decrease, combined with the effect of a previously approved rate increase associated with accounting practices for PBOP, is an annual net decrease in customers rates of approximately $10.75 million or 1.2 percent.

     As previously reported South Jersey Gas Company (SJG) filed a motion to intervene in the Atlantic and Delmarva merger application with the SEC, seeking a formal hearing and additional time for filing further comments. On December 22, 1997, the Company was informed that SJG had withdrawn the motion to intervene and withdrew its request for a formal hearing.

                     *****************


The information in the press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and accordingly, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Although such forward-looking statements have been based on reasonable assumptions, there is no assurance that the expected results will be achieved. Some of the factors that could cause actual results to differ materially include, but are not limited to the effects and timing of regulatory decisions and the projected annual merger savings.

                       *****************


                                 SIGNATURE


            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Atlantic Energy, Inc.
                         Atlantic City Electric Company
                                  (Registrant)

                         By:   /s/ L. M. Walters
                                   L. M. Walters
                         Treasurer of Atlantic Energy, Inc.
                         and Vice President, Treasurer and
                         Assistant Secretary of Atlantic
                         City Electric Company



Date: January 6, 1998